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                                                                EXHIBIT 10.19




November 27, 1996


Mrs. Mary Alice J. Heaton
Mrs. Linda J. LeMieux
Mr. Donald E. Johnson, Jr.
901 Citizens Bank Building
Flint, Michigan 48502

Dear Mary Alice, Linda and Don:

     This letter agreement follows several conversations between Don and me, and confirms the agreements which we have reached concerning the shareholder interests in Fentura Bancorp, Inc. of the Johnson Family. When I refer to the "Johnson Family Members" in this letter, I mean you three and the following persons:


        Donald W. Heaton                Earl D. Johnson
        Sarah W. Heaton                 James N. Johnson
        William B. Heaton               Scott C. Johnson
        William W. Heaton               Alice H. Moss
        Donald E. Johnson, III          Lucinda H. Mau

     As part of an overall strategy intended to increase the number of shares available to Fentura's common shareholders, enhance the liquidity of the market for Fentura's shares, and facilitate an increase in the equity ownership stakes of management and the directors, Fentura recently adopted several stock-based plans. These plans include a dividend reinvestment plan (the "DRIP") whereby shareholders may use cash dividends to automatically purchase shares of stock directly from Fentura. The primary purpose of the DRIP is to make shares available for purchase by "smaller" shareholders. For that reason, participation is limited to persons who hold less than 9.9% of Fentura's total outstanding shares.

     After discussing the practical intentions and effects of all the stock plans, and particularly the DRIP, you three have agreed to not participate in the DRIP and to waive any rights you may have to object to the DRIP, in exchange for the purchase rights set forth below.


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Mr. Donald E. Johnson, Jr.
November 27, 1996
Page 2




     On or prior to January 31 of each year following a year in which the DRIP was in operation, Fentura will advise you, in a written notice sent to Don (the "Option Notice"), of the number of Fentura shares sold under the DRIP to all shareholders who are not Johnson Family Members (the "DRIP Shares") in the immediately preceding year (the "DRIP Year"). Each of you will have the option (each separate option is a "Johnson Family Member Option"), if you choose, to purchase from Fentura one-third of the total number of Fentura shares that would be sufficient to prevent the dilution to all Johnson Family Members as a group that would otherwise result solely as a result of the DRIP Shares. The total number of shares for the three Johnson Family Member Options will be determined by comparing the number of shares held by all Johnson Family Members on January 1 of the DRIP Year, reduced by any shares disposed of by the Johnson Family Members during the DRIP Year and increased by any shares acquired by the Johnson Family Members during the DRIP Year, to (a) the total number of outstanding Fentura shares on January 1 of the DRIP Year, and (b) the total number of outstanding Fentura shares on January 1 of the DRIP Year plus DRIP Shares sold during the DRIP Year; this total will be reduced by the number of shares purchased through the DRIP by Johnson Family Members. The Option Notice will specify the number of shares which each of you may purchase and the applicable purchase price. Each Johnson Family Member Option shall be exercised in whole only, and only by delivery of a written exercise notice (an "Option Exercise Notice") from you (if you wish to exercise your option) to Fentura on or prior to February 28 of the same year. If not exercised, a Johnson Family Member Option will expire at the close of business on February 28 of the applicable year. If any of you three do not wish to exercise your option, you may assign your option to the other two. The form of Option Exercise Notice required will be included with the Option Notice. Each of you will be entitled to make your own independent decision whether or not to exercise your particular Johnson Family Member Option.

     The purchase price under the Johnson Family Member Options will be the "Fair Market Value" of shares of Fentura Common Stock as of December 31 of the year immediately preceding the year in which the Option Notice is given, determined by the Fentura Board in accordance with the procedures set forth in the DRIP. Payment in full for the option price must be included with the Option Exercise Notice. Fentura will issue and deliver certificates for purchased shares as soon as practicable after receipt of a properly submitted Option Exercise Notice. These certificates may bear such restrictive and other informational legends as may be required by applicable laws.

     You and the other Johnson Family Members will continue to be free to sell or otherwise dispose of your shares at any time, in accordance with applicable laws, free of any obligations and rights under this letter agreement.
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Mr. Donald E. Johnson, Jr.
November 27, 1996
Page 3



Option rights hereunder are personal to each of you, and are not transferable or assignable except to each other among you three. If and to the extent that any of you three acquires or disposes of any shares, option rights hereunder will be appropriately adjusted.

     Shares will be sold under this letter agreement without registration under the Securities Act of 1933 and applicable state securities registration or "blue sky" laws, and will be "restricted securities" within the meaning of Rule 144 promulgated by the U.S. Securities and Exchange Commission. This means, among other things, that shares so acquired may not generally be transferred for at least two years after acquisition. The Option Notice and Option Exercise Notice may contain and/or require information or representations necessary to ensure compliance with applicable securities registration exemption rules. If and to the extent that Fentura is prohibited by law from issuing or selling shares to any of you, Fentura's obligations to you hereunder will be suspended until and unless the sale may legally be made. You will be solely responsible for ensuring that any and all requirements imposed on you in respect of the sales hereunder are satisfied, including for example any required bank regulatory approvals, and Fentura may require proof of such compliance as a condition to completing a sale hereunder.

     The annual Option Notice to the three of you as a group will be sent only to Don (as representative of the group) at his address as set forth at the beginning of this letter. You may change Don's address for purposes of the Option Notices at any time by notifying Fentura in writing.

     This letter agreement will remain in effect as long as any of you three holds Fentura shares and the DRIP remains in effect. Fentura reserves the right to modify or amend the DRIP at any time and in any respect, including particularly the right to terminate the DRIP at any time.

     In exchange for the option rights set forth in this letter agreement, each of you three, for him/herself and on behalf of his/her respective successors and assigns, hereby releases Fentura and its subsidiaries, and their respective officers, directors, employees, agents, attorneys and other representatives, of and from any claims or liabilities whatever they may have to the releasing parties relating to or arising in relation to the DRIP.

     We ask that each of you confirms the agreement among Fentura and you three by countersigning a copy of this letter agreement. This letter agreement may be executed in several counterparts, without every party signing the same actual document, but all signed copies together shall constitute one agreement.


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Mr. Donald E. Johnson, Jr.
November 27, 1996
Page 4

                               Very truly yours,

                             FENTURA BANCORP, INC.

                               /s/Robert J. Dery

                                 Robert J. Dery
                       Chairman of the Board of Directors


     Each person signing below, for him/herself only (a) agrees to be a party to the foregoing letter agreement, and (b) confirms that he/she is the record and/or beneficial owner of the number of shares indicated by his/her signature. If the shares owned by the undersigned are held in "street name," through a trust, or in a similar fashion whereby the undersigned is not the record owner, the undersigned must arrange for the shares to be re-registered in his/her name of record.




/s/Donald E. Johnson, Jr.               /s/ Mary Alice J. Heaton
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      Donald E. Johnson, Jr.                 Mary Alice J. Heaton

Number of Shares:  73,425               Number of Shares: 37,818
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/s/Linda J. LeMieux
--------------------------
     Linda J. LeMieux
Number of Shares:37,825
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